THIRD AMENDMENT TO
DISTRIBUTION AGREEMENT

This third Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009 and as amended on the 1st day of March 2010 and May 17, 2010 by and between American Beacon Select Funds, American Beacon Mileage Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund, Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of September 1, 2010 (the “Effective Date”).

WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to add a new share class to the American Beacon Funds; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Schedule 1 to the Agreement is hereby amended and restated as provided on Appendix A attached hereto;

II.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

                            American Beacon Funds, American Beacon Mileage Funds and American Beacon Select Funds

                                  By:  /s/ Gene L, Needles, Jr.
                                                   Gene L. Needles
                                                                                                                                               President

                                  FORESIDE FUND SERVICES, LLC

                                                                                                                                   By:  /s/ Richard J. Berthy
                                                                                                                              Richard J. Berthy, Vice President

AMERICAN BEACON FUNDS
AMERICAN BEACON MILEAGE FUNDS
AMERICAN BEACON SELECT FUNDS
DISTRIBUTION AGREEMENT

Appendix A
Funds and Classes of the Clients

As of September 1, 2010

Funds	Classes
American Beacon Funds
Balanced Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Large Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Large Cap Growth Fund	AMR, Institutional, A, C, Y
Mid-Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Small Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
S&P 500 Index Fund	Institutional, Investor
Small Cap Index Fund	Institutional

Evercore Small Cap Equity Fund	Institutional, Investor, A, C, Y
International Equity Index Fund	Institutional
International Equity Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Emerging Markets Fund	AMR, Institutional, Investor, A, C, Y
High Yield Bond Fund	AMR, Institutional, Investor, A, C, Y
Retirement Income and Appreciation Fund	Investor, A, C, Y
Treasury Inflation Protected Securities Fund	Institutional, Investor, A, C, Y
Intermediate Bond Fund	Institutional, Investor, A, C, Y
Short-Term Bond Fund	Institutional, Investor, A, C, Y
Global Real Estate Fund	Institutional, Investor, A, C, Y
Zebra Large Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement

American Beacon Mileage Funds
Money Market Mileage Fund	Mileage

American Beacon Select Funds
Money Market Select Fund
U.S. Gov’t. Money Market Select Fund